                                 [METLIFE LOGO]

                       METROPOLITAN LIFE INSURANCE COMPANY
                  One Madison Avenue, New York, NY 10010 - 3690


                             INCOME PAYMENT CONTRACT

This is a legal contract between you and MetLife and contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this contract carefully.

CONTRACT NUMBER:           [0000]                 ISSUE DATE:             [September 15, 1999]
CONTRACT OWNER:            [ABC  Company]         INITIAL PAYMENT DATE:   [October 1, 2002]
ANNUITANT:                 [John Smith]           ASSUMED INVESTMENT      [5%]
                                                  RETURN (AIR):
DATE OF BIRTH  [AND SEX]   [May 1, 1950]          BENEFICIARY:            [Susan Smith]
OF ANNUITANT:              [Male]

JOINT ANNUITANT:           [Jane Smith]           SEPARATE ACCOUNT        [1.25%]
                                                  CHARGE:
DATE OF BIRTH [AND SEX]    [March 3, 1948]        [TYPE OF ANNUITY:        See the specifications
OF JOINT ANNUITANT:        [Female]                                        page]

This contract is not eligible for dividends. There is no cash surrender benefit. To determine if there is any death benefit payable, see the specifications page.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. THE INVESTMENT PERFORMANCE REFLECTS THE UPWARD OR DOWNWARD PERFORMANCE OF THE ASSETS IN THE UNDERLYING PORTFOLIOS ADJUSTED FOR ANY DIVIDEND OR CAPITAL GAIN DISTRIBUTION PAID BY THE PORTFOLIO AND DEDUCTIONS FOR CHARGES AND EXPENSES. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE ISSUE DATE ARE: [STATE STREET RESEARCH GROWTH, METLIFE STOCK INDEX, LEHMAN BROTHERS AGGREGATE BOND INDEX, STATE STREET RESEARCH DIVERSIFIED, HARRIS OAKMARK LARGE CAP VALUE AND T. ROWE PRICE LARGE CAP GROWTH DIVISIONS]. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

With the combined annual sub-account charge consisting of a minimum 1.25% currently for any Investment Division, and the smallest rate of investment return required to ensure that the dollar amount of the variable annuity payments does not decrease is 6.25% for variable annuity options based on an Assumed Investment Return of 5%.

10-DAY RIGHT TO EXAMINE -- You may return your contract to MetLife or the person through whom you bought it within 10 days from the date you receive it. If you return it within the 10-day period, your contract will be canceled from the Issue Date. We will refund any purchase payment made.



/s/ Louis J. Ragusa                    /s/ Robert H. Benmosche
Louis J. Ragusa                        Robert H. Benmosche
Vice-President & Secretary             Chairman of the Board
                                       President and Chief Executive Officer


                                   Cover Page

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
                               SPECIFICATIONS PAGE


PAYMENT OF ANNUITY:   METLIFE WILL MAKE PAYMENTS UNDER THIS CONTRACT AS FOLLOWS:

On and after the initial payment date, we will pay the following amounts to the person(s) named by you.

[We will pay a fixed income of $X, monthly. In addition we will pay [schedule]. The amount of these payments is guaranteed by us regardless of investment performance.]

We will [also] pay a variable income, the amount of which is not guaranteed but will go up or down based on investment performance.

If the initial payment date is within 10 days of the issue date, the initial amount[s] shown below will be a first payment, and later payments will be calculated using the number of annuity units shown below as described in items 6 and 7 to reflect net investment performance. If the initial payment date is more than 10 days after the issue date the initial amount[s] shown below [is] [are] only an indication of what we would pay if actual net investment results are exactly equal to the assumed investment return (AIR) and our first payment will be calculated based on actual net investment results as of 10 days before the payment due date.

Investment performance is determined separately for each investment division that you have allocated money to, so each one is listed.


                                                                                NUMBER OF
INVESTMENT DIVISIONS                                INITIAL AMOUNT[S]        ANNUITY UNITS
   [MetLife Stock Index]                               [$ 99.63]               [ 9.19634]
   [State Street Research Growth]                      [$100.83]               [10.45732]

If the annuitant[s] [dies] [die] we will [only pay a death benefit as described below.]

[If [the annuitant] [all annuitants] die[s] before [the 10th anniversary of the initial payment date] we will continue payments to the beneficiary named by you until that date.]

[If benefits are not guaranteed for a certain period of time, we will make no payments after the annuitant [all annuitants] die[s].]

You may not cash in all or any part of this contract for a cash value.


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1.       WHAT DO THE BASIC TERMS USED IN THIS CONTRACT MEAN?

         "Annuitant" is the person or persons during whose lifetime an income will be payable. If more than one annuitant is named and an annuitant dies we will continue to make payments during the life of the surviving annuitant(s), but possibly in a reduced amount (see specifications page).

         "Annuity Unit" is a unit of measurement used to determine the amount of each variable income payment. The value of an annuity unit will vary based on the investment experience of the investment division(s) chosen.

         "Assumed Investment Return" (AIR) is the hypothetical return used as a benchmark to calculate variable income payments. The AIR, once selected, will not change for the duration of the Contract. As described in item 5, payments will increase if the actual net investment return is greater than the AIR and will decrease if it is less.

         "Beneficiary" is the person or persons you name to whom the death benefit, if any, is payable. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while the annuitant(s) is (are) alive. If no beneficiary or contingent beneficiary is named, or if none is alive when the annuitant(s) die(s) we will pay the estate of the last annuitant to die. If more than one beneficiary is alive when the annuitant(s) die(s), we will pay them in equal shares unless you have chosen otherwise.

         "Designated Office" is the administrative office for this contract. It is now Investment Services Unit, Metropolitan Life Insurance Company, 200 Park Avenue, New York, NY 10166-0188. If we change it, we will tell you.

         "Fund" refers to Metropolitan Series Fund, Inc. The Metropolitan Series Fund is divided into portfolios each of which has its own investment objectives.

         "Investment Divisions" are part of the separate account as described in item 4. The cover page shows the available divisions on the issue date.

         "Net Investment Return" is the investment experience of an underlying investment portfolio reduced by any separate account charges as described in item 5.

         "Specifications Page" is the first page after the Cover Page and contains information about the scheduled payments under this contract, and the death benefit, if any.

         "We," "Us," "Our" and "MetLife" refer to Metropolitan Life Insurance Company.

         "You" and "Your" refer to the contract owner named on the cover page. This is the person who has all the rights under this contract.

                                       1

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2.       HOW IS THE PURCHASE PAYMENT ALLOCATED UNDER THE CONTRACT?

         You have chosen to allocate the purchase payment (after deduction of any state premium tax and a $350 administrative fee) to the fixed income option and the variable income option in any proportion, or entirely to the variable income option. You have also chosen how much of the variable income is based on each of the investment divisions of the separate account. These allocations cannot be changed and no transfer can be made between income options or investment divisions.

3. WHAT IS THE FIXED INCOME OPTION AND HOW WAS THE FIXED INCOME PAYMENT (IF ANY) CALCULATED?

         The fixed income option pays guaranteed amounts. It is calculated by applying MetLife's fixed annuity purchase rates in effect on the issue date to the amount of the purchase payment (after any applicable deductions) allocated to the fixed income option.

4.       WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

         It is our Separate Account E, an investment account we maintain separate from our other assets.

         We own the assets in the separate account. The separate account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the separate account from other contracts of ours.

         The separate account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the fund. Thus, the separate account does not invest directly in stocks, bonds, etc., but leaves such investments to the fund to make. The shares of the fund are also bought by other separate accounts of ours, our affiliates, and other insurance companies. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this certificate for services and benefits we provide.

         We keep track of each investment division of the separate account separately using annuity units. An annuity unit is the measuring unit used in calculating the amount of income payments. The number of annuity units for each investment division is fixed and was determined by dividing the initial amount(s) shown on the specifications page by the annuity unit value as of the issue date. The value of an annuity unit at the end of any valuation period is equal to the experience factor for the current valuation period for the applicable division (which reflects a separate account charge not to exceed [.000034035 per day (an effective annual rate of 1.25%]) multiplied by the daily equivalent factor of the AIR times the value of the annuity unit for the immediately preceding valuation period.

         A valuation period is the period between one calculation of an annuity unit value and the next calculation. Normally, we calculate annuity units once each day the New York Stock Exchange


                                       2

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
         is open for trading, but we can delay this determination if the New York Stock Exchange is closed for trading or if the Securities and Exchange Commission has determined that an emergency exists making valuation of assets in the separate account not reasonably practicable. We may change when we calculate the annuity unit value by giving you 30 days notice, to the extent permitted by law.

         We may make certain changes to the separate account if we think they would best serve the interests of participants in or owners of contracts that participate in Separate Account E or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

         Examples of the changes to the separate account that we may make include:

         - To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the separate account.

         - To substitute, for the fund shares held in any investment division, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of any other investment permitted by law.

         If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under this certificate, we will notify you of the change. You may then make a new choice of investment divisions.

5.       HOW IS THE VARIABLE INCOME PAYMENT CALCULATED?

         If you allocated some or all of the purchase payment to the variable income option, then the initial variable income payment will be calculated using purchase rates based on the AIR to compute the dollar amounts shown on the specifications page. The dollar amounts specified are converted into annuity units (as described in item 4) and all subsequent payments are determined using these annuity units. Variable income payments will vary up or down based on investment experience.

         Income payments will increase if the net investment return since the last payment is greater than the AIR on an annualized basis. Income payments will decrease if the net investment return is less than the AIR on an annualized basis. Therefore, the dollar amount of variable income payments after the first will vary with the amount by which the net investment return is greater or less than 5% per annum. For example, if a division has a cumulative net investment return of 6% over a one year period, the first variable income payment in the next year will be approximately 1% greater than the payment on the same date in the preceding year. If such net investment return is 4% over a one-year period, the first variable income payment in the next year will be approximately 1% less than the payment on the same date in the preceding


                                       3
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
         year. In either case subsequent payments will continue to vary with the investment experience of that division.

         Neither expenses actually incurred, other than taxes on the investment returns, nor mortality actually experienced, shall adversely affect the dollar amount of variable annuity payments to any annuitant for which variable annuity payments have commenced.

6. WHEN ARE VARIABLE INCOME PAYMENT AMOUNTS DETERMINED AND HOW OFTEN WILL THEY CHANGE?

         Each variable income payment amount after the first will be determined as of the [10th] day prior to the payment due date. Any such payment may vary from the prior one. Payments other than the first are determined by multiplying the number of annuity units provided on the specifications page by the annuity unit value of the investment division on the 10th day prior to the payment due date. The first payment will be the initial amount(s) stated on the specifications page if the payment is due within 10 days of the issue date. Otherwise, the first payment will be determined as described above for all other payments.

7.       CAN TRANSFERS BE MADE WITHIN THIS CONTRACT?

         No. Transfers to or from investment divisions or the fixed income option are not permitted within this contract.

8.       IS THERE A CASH SURRENDER VALUE UNDER THIS CONTRACT?

         No. This contract may not be surrendered at any time. However, no payee, annuitant or beneficiary may commute any payments unless it is pursuant to a court order pursuant to Section 5036 or 5046 of the New York Civil Practice Law and Regulation.

9. WHAT IF THE ANNUITANT'S AGE OR SEX ON THE ISSUE DATE IS NOT CORRECT AS SHOWN ON THE COVER PAGE?

         If the annuitant's age or sex on the issue date is not correct as shown on the cover page, we will adjust the benefits under this contract. The adjusted benefits will be those which the purchase payment would have bought at the correct age and sex. If we have made an overpayment or underpayment because of a misstatement, the amount of overpayment or underpayment, with interest at 6%, will be, as appropriate, deducted from or added to the payment or payments made after the adjustment.

10.      WHAT IS THE DEATH BENEFIT IF THE ANNUITANT(S) DIES?

         The Specifications Page indicates whether there is a death benefit and, if so, what it is. Proof of death and a properly written claim form must be received by us.

                                       4
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
11.      WHAT ARE YOUR RIGHTS UNDER THIS CONTRACT?

         You own the annuity described in this contract. You have the right at any time to name or change the payee, including the beneficiary, to whom benefits are payable under the annuity.

         No change in payee will be effective until written notice of the change is received by us. However, any change in a beneficiary designation will take effect as of the date the request was signed but without prejudice to us on account of any payment made by us before receipt of the request or so soon thereafter that payment could not reasonably be stopped. When contacting us you should mention the annuity contract number and the name of the annuitant on the cover page.

12. CAN THIS CONTRACT AND THE PAYMENT PROVIDED UNDER IT BE ASSIGNED, TRANSFERRED OR USED AS COLLATERAL FOR A LOAN

         No. This contract and the payments provided under it are non-assignable and will be exempt from the claims of creditors to the maximum extent permitted by law.

13.      WHAT INFORMATION MAY WE ASK FOR AFTER THE ISSUE DATE OF THIS CONTRACT?

         We may require proof that the annuitant(s) is(are) alive on the due date of a payment. If we have made a request, we may make no further payments until proof is received. If the annuitant(s) is(are) not then living, we will require proof of the authority of any person who makes a claim to receive any amount payable on the annuitant's death.

14.      DOES THIS CONTRACT CONTAIN ALL THE PROVISIONS AFFECTING IT?

         Yes. This contract and any riders and endorsements included in it make up the entire contract with us. We will never contest the validity of this contract. Changes in its provisions may only be made in writing by our President, a President of one of MetLife's business units, Secretary or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents.



                                       5

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                                      INDEX


TOPIC                                                                    QUESTION & ANSWER                      PAGE
Allocation of Purchase Payment                                                   2                               2
Assignment                                                                      12                               5
Cash Surrender Value                                                             8                               4
Death of the Annuitant                                                          10                               4
Definitions                                                                      1                               1
Entire Contract and Authority                                                   14                               5
Fixed Income Option                                                              3                               2
Information We May Ask For                                                      13                               5
Misstatement of Age or Sex                                                       9                               4
Owner's Rights                                                                  11                               5
Separate Account                                                                 4                               2
Transfers                                                                        7                               4
Variable Income Payment                                                        5, 6                             3, 4



Please notify us promptly of any changes of address, beneficiary, etc. We will write to you at your last known address. When you write to us, please mention the annuity contract number and the name of the annuitant on the cover page.



                                       6

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                                    EXHIBIT A

            Statement of Variations for Structured Settlement Income
                           Payment Contract RSC 99-02
--------------------------------------------------------------------------------



    Question #                                         Variable Wording

    Entire contract                              The names, dates, time periods,
                                                 dollar amounts and percentages
                                                 throughout the contract will
                                                 vary to accommodate the
                                                 specific facts that apply to
                                                 each contract issued.

    Specifications Page                          Bracketed paragraphs indicate
                                                 that specific amounts or
                                                 annuity units will be listed
                                                 for each contract. The death
                                                 benefit will vary depending on
                                                 the guaranteed period in the
                                                 contract.

                                                 Other bracketed areas in the
                                                 contract vary to conform to the
                                                 particular terms of the
                                                 contract as specified in the
                                                 questions itemized.

    #4 Separate Account Charge                   The annual Separate Account
                                                 charge of 1.25% may be reduced
                                                 at a future date for
                                                 competitive reasons. It will
                                                 never be increased.

    #5 AIR AIR will be 5% but may be changed for future contracts to a higher or lower percentage.
                                                 Such changes will not affect
                                                 existing contracts.

    #9 Misstatement of Age or Sex                The interest rate for
                                                 overpayments or underpay-ments
                                                 due to misstatements of age or
                                                 sex may vary as interest rates
                                                 change.

                                 [MetLife Logo]

                       METROPOLITAN LIFE INSURANCE COMPANY
                  One Madison Avenue, New York, NY 10010 - 3690


                             INCOME PAYMENT CONTRACT

This is a legal contract between you and MetLife and contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this contract carefully.

CONTRACT NUMBER:              [0000]                  ISSUE DATE:              [September 15, 1999]
CONTRACT OWNER:               [ABC  Company]          INITIAL PAYMENT DATE:    [October 1, 2002]
ANNUITANT:                    [John Smith]            ASSUMED INVESTMENT       [5%]
                                                      RETURN (AIR):
DATE OF BIRTH [AND SEX]       [May 1, 1950]           BENEFICIARY:             [Susan Smith]
OF ANNUITANT:                 [Male]

JOINT ANNUITANT:              [Jane Smith]            SEPARATE ACCOUNT         [1.25%]
                                                      CHARGE:
DATE OF BIRTH [AND SEX]       [March 3, 1948]         [TYPE OF ANNUITY:        See the specifications
OF JOINT ANNUITANT:           [Female]                                         page]


This contract is not eligible for dividends. There is no cash surrender benefit. To determine if there is any death benefit payable, see the specifications page.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. THE INVESTMENT PERFORMANCE REFLECTS THE UPWARD OR DOWNWARD PERFORMANCE OF THE ASSETS IN THE UNDERLYING PORTFOLIOS ADJUSTED FOR ANY DIVIDEND OR CAPITAL GAIN DISTRIBUTION PAID BY THE PORTFOLIO AND DEDUCTIONS FOR CHARGES AND EXPENSES. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE ISSUE DATE ARE: [STATE STREET RESEARCH GROWTH, METLIFE STOCK INDEX, LEHMAN BROTHERS AGGREGATE BOND INDEX, STATE STREET RESEARCH DIVERSIFIED, HARRIS OAKMARK LARGE CAP VALUE AND T. ROWE PRICE LARGE CAP GROWTH DIVISIONS]. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

With the combined annual sub-account charge consisting of a minimum 1.25% currently for any Investment Division, and the smallest rate of investment return required to ensure that the dollar amount of the variable annuity payments does not decrease is 6.25% for variable annuity options based on an Assumed Investment Return of 5%.

10-DAY RIGHT TO EXAMINE -- You may return your contract to MetLife or the person through whom you bought it within 10 days from the date you receive it. If you return it within the 10-day period, your contract will be canceled from the Issue Date. We will refund any purchase payment made.



/s/ Louis J. Ragusa                    /s/ Robert H. Benmosche
Louis J. Ragusa                        Robert H. Benmosche
Vice-President & Secretary             Chairman of the Board
                                       President and Chief Executive Officer

                                   Cover Page

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
                               SPECIFICATIONS PAGE


PAYMENT OF ANNUITY:   METLIFE WILL MAKE PAYMENTS UNDER THIS CONTRACT AS FOLLOWS:

On and after the initial payment date, we will pay the following amounts to the person(s) named by you.

We will pay a variable income, the amount of which is not guaranteed but will go up or down based on investment performance.

If the initial payment date is within 10 days of the issue date, the initial amount[s] shown below will be a first payment, and later payments will be calculated using the number of annuity units shown below as described in items 6 and 7 to reflect net investment performance. If the initial payment date is more than 10 days after the issue date the initial amount[s] shown below [is] [are] only an indication of what we would pay if actual net investment results are exactly equal to the assumed investment return (AIR) and our first payment will be calculated based on actual net investment results as of 10 days before the payment due date.

Investment performance is determined separately for each investment division that you have allocated money to, so each one is listed.


                                                                                NUMBER OF
INVESTMENT DIVISIONS                                INITIAL AMOUNT[S]        ANNUITY UNITS
   [MetLife Stock Index]                               [$ 99.63]               [ 9.19634]
   [State Street Research Growth]                      [$100.83]               [10.45732]

If the annuitant[s] [dies] [die] we will [only pay a death benefit as described below.]

[If [the annuitant] [all annuitants] die[s] before [the 10th anniversary of the initial payment date] we will continue payments to the beneficiary named by you until that date.]

[If benefits are not guaranteed for a certain period of time, we will make no payments after the annuitant [all annuitants] die[s].]

You may not cash in all or any part of this contract for a cash value.


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
1.       WHAT DO THE BASIC TERMS USED IN THIS CONTRACT MEAN?

         "Annuitant" is the person or persons during whose lifetime an income will be payable. If more than one annuitant is named and an annuitant dies we will continue to make payments during the life of the surviving annuitant(s), but possibly in a reduced amount (see specifications page).

         "Annuity Unit" is a unit of measurement used to determine the amount of each variable income payment. The value of an annuity unit will vary based on the investment experience of the investment division(s) chosen.

         "Assumed Investment Return" (AIR) is the hypothetical return used as a benchmark to calculate variable income payments. The AIR, once selected, will not change for the duration of the Contract. As described in item 5, payments will increase if the actual net investment return is greater than the AIR and will decrease if it is less.

         "Beneficiary" is the person or persons you name to whom the death benefit, if any, is payable. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while the annuitant(s) is (are) alive. If no beneficiary or contingent beneficiary is named, or if none is alive when the annuitant(s) die(s) we will pay the estate of the last annuitant to die. If more than one beneficiary is alive when the annuitant(s) die(s), we will pay them in equal shares unless you have chosen otherwise.

         "Designated Office" is the administrative office for this contract. It is now Investment Services Unit, Metropolitan Life Insurance Company, 200 Park Avenue, New York, NY 10166-0188. If we change it, we will tell you.

         "Fund" refers to Metropolitan Series Fund, Inc. The Metropolitan Series Fund is divided into portfolios each of which has its own investment objectives.

         "Investment Divisions" are part of the separate account as described in item 4. The cover page shows the available divisions on the issue date.

         "Net Investment Return" is the investment experience of an underlying investment portfolio reduced by any separate account charges as described in item 5.

         "Specifications Page" is the first page after the Cover Page and contains information about the scheduled payments under this contract, and the death benefit, if any.

         "We," "Us," "Our" and "MetLife" refer to Metropolitan Life Insurance Company.

         "You" and "Your" refer to the contract owner named on the cover page. This is the person who has all the rights under this contract.

                                       1


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
2.       HOW IS THE PURCHASE PAYMENT ALLOCATED UNDER THE CONTRACT?

         You have chosen to allocate the purchase payment (after deduction of any state premium tax and a $350 administrative fee) entirely to the variable income option. You have also chosen how much of the variable income is based on each of the investment divisions of the separate account. These allocations cannot be changed and no transfer can be made between investment divisions.

3.       WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

         It is our Separate Account E, an investment account we maintain separate from our other assets.

         We own the assets in the separate account. The separate account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the separate account from other contracts of ours.

         The separate account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the fund. Thus, the separate account does not invest directly in stocks, bonds, etc., but leaves such investments to the fund to make. The shares of the fund are also bought by other separate accounts of ours, our affiliates, and other insurance companies. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this certificate for services and benefits we provide.

         We keep track of each investment division of the separate account separately using annuity units. An annuity unit is the measuring unit used in calculating the amount of income payments. The number of annuity units for each investment division is fixed and was determined by dividing the initial amount(s) shown on the specifications page by the annuity unit value as of the issue date. The value of an annuity unit at the end of any valuation period is equal to the experience factor for the current valuation period for the applicable division (which reflects a separate account charge not to exceed [.000034035 per day (an effective annual rate of 1.25%]) multiplied by the daily equivalent factor of the AIR times the value of the annuity unit for the immediately preceding valuation period.

         A valuation period is the period between one calculation of an annuity unit value and the next calculation. Normally, we calculate annuity units once each day the New York Stock Exchange is open for trading, but we can delay this determination if the New York Stock Exchange is closed for trading or if the Securities and Exchange Commission has determined that an emergency exists making valuation of assets in the separate account not reasonably practicable. We may change when we calculate the annuity unit value by giving you 30 days notice, to the extent permitted by law.

         We may make certain changes to the separate account if we think they would best serve the interests of participants in or owners of contracts that participate in Separate Account E or


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
         would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

         Examples of the changes to the separate account that we may make include:

         - To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the separate account.

         - To substitute, for the fund shares held in any investment division, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of any other investment permitted by law.

         If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under this certificate, we will notify you of the change. You may then make a new choice of investment divisions.

4.       HOW IS THE VARIABLE INCOME PAYMENT CALCULATED?

         The initial variable income payment will be calculated using purchase rates based on the AIR to compute the dollar amounts shown on the specifications page. The dollar amounts specified are converted into annuity units (as described in item 4) and all subsequent payments are determined using these annuity units. Variable income payments will vary up or down based on investment experience.

         Income payments will increase if the net investment return since the last payment is greater than the AIR on an annualized basis. Income payments will decrease if the net investment return is less than the AIR on an annualized basis. Therefore, the dollar amount of variable income payments after the first will vary with the amount by which the net investment return is greater or less than 5% per annum. For example, if a division has a cumulative net investment return of 6% over a one year period, the first variable income payment in the next year will be approximately 1% greater than the payment on the same date in the preceding year. If such net investment return is 4% over a one-year period, the first variable income payment in the next year will be approximately 1% less than the payment on the same date in the preceding year. In either case subsequent payments will continue to vary with the investment experience of that division.

         Neither expenses actually incurred, other than taxes on the investment returns, nor mortality actually experienced, shall adversely affect the dollar amount of variable annuity payments to any annuitant for which variable annuity payments have commenced.

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5.       WHEN ARE VARIABLE INCOME PAYMENT AMOUNTS DETERMINED AND HOW OFTEN WILL
         THEY CHANGE?

         Each variable income payment amount after the first will be determined as of the [10th] day prior to the payment due date. Any such payment may vary from the prior one. Payments other than the first are determined by multiplying the number of annuity units provided on the specifications page by the annuity unit value of the investment division on the 10th day prior to the payment due date. The first payment will be the initial amount(s) stated on the specifications page if the payment is due within 10 days of the issue date. Otherwise, the first payment will be determined as described above for all other payments.

6.       CAN TRANSFERS BE MADE WITHIN THIS CONTRACT?

         No. Transfers to or from investment divisions are not permitted within this contract.

7.       IS THERE A CASH SURRENDER VALUE UNDER THIS CONTRACT?

         No. This contract may not be surrendered at any time. However, no payee, annuitant or beneficiary may commute any payments unless it is pursuant to a court order pursuant to Section 5036 or 5046 of the New York Civil Practice Law and Regulation.

8. WHAT IF THE ANNUITANT'S AGE OR SEX ON THE ISSUE DATE IS NOT CORRECT AS SHOWN ON THE COVER PAGE?

         If the annuitant's age or sex on the issue date is not correct as shown on the cover page, we will adjust the benefits under this contract. The adjusted benefits will be those which the purchase payment would have bought at the correct age and sex. If we have made an overpayment or underpayment because of a misstatement, the amount of overpayment or underpayment, with interest at 6%, will be, as appropriate, deducted from or added to the payment or payments made after the adjustment.

9.       WHAT IS THE DEATH BENEFIT IF THE ANNUITANT(S) DIES?

         The Specifications Page indicates whether there is a death benefit and, if so, what it is. Proof of death and a properly written claim form must be received by us.

10.      WHAT ARE YOUR RIGHTS UNDER THIS CONTRACT?

         You own the annuity described in this contract. You have the right at any time to name or change the payee, including the beneficiary, to whom benefits are payable under the annuity.

         No change in payee will be effective until written notice of the change is received by us. However, any change in a beneficiary designation will take effect as of the date the request was signed but without prejudice to us on account of any payment made by us before receipt of the request or so soon thereafter that payment could not reasonably be stopped. When


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         contacting us you should mention the annuity contract number and the name of the annuitant on the cover page.

11. CAN THIS CONTRACT AND THE PAYMENT PROVIDED UNDER IT BE ASSIGNED, TRANSFERRED OR USED AS COLLATERAL FOR A LOAN

         No. This contract and the payments provided under it are non-assignable and will be exempt from the claims of creditors to the maximum extent permitted by law.

12.      WHAT INFORMATION MAY WE ASK FOR AFTER THE ISSUE DATE OF THIS CONTRACT?

         We may require proof that the annuitant(s) is(are) alive on the due date of a payment. If we have made a request, we may make no further payments until proof is received. If the annuitant(s) is(are) not then living, we will require proof of the authority of any person who makes a claim to receive any amount payable on the annuitant's death.

13.      DOES THIS CONTRACT CONTAIN ALL THE PROVISIONS AFFECTING IT?

         Yes. This contract and any riders and endorsements included in it make up the entire contract with us. We will never contest the validity of this contract. Changes in its provisions may only be made in writing by our President, a President of one of MetLife's business units, Secretary or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents.



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                                      INDEX


TOPIC                                                                    QUESTION & ANSWER                      PAGE

Allocation of Purchase Payment                                                   2                               2
Assignment                                                                      11                               5
Cash Surrender Value                                                             7                               4
Death of the Annuitant                                                           9                               4
Definitions                                                                      1                               1
Entire Contract and Authority                                                   13                               5
Information We May Ask For                                                      12                               5
Misstatement of Age or Sex                                                       8                               4
Owner's Rights                                                                  10                               4
Separate Account                                                                 3                               2
Transfers                                                                        6                               4
Variable Income Payment                                                        4, 5                             3, 4



Please notify us promptly of any changes of address, beneficiary, etc. We will write to you at your last known address. When you write to us, please mention the annuity contract number and the name of the annuitant on the cover page.



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
                                    EXHIBIT A

            Statement of Variations for Structured Settlement Income
                           Payment Contract RSC 99-01
--------------------------------------------------------------------------------



      Question #                                       Variable Wording

    Entire contract                              The names, dates, time periods,
                                                 dollar amounts and percentages
                                                 throughout the contract will
                                                 vary to accommodate the
                                                 specific facts that apply to
                                                 each contract issued.

    Specifications Page                          Bracketed paragraphs indicate
                                                 that specific amounts or
                                                 annuity units will be listed
                                                 for each contract. The death
                                                 benefit will vary depending on
                                                 the guaranteed period in the
                                                 contract.

                                                 Other bracketed areas in the
                                                 contract vary to conform to the
                                                 particular terms of the
                                                 contract as specified in the
                                                 questions itemized.

    #4 Separate Account Charge                   The annual Separate Account
                                                 charge of 1.25% may be reduced
                                                 at a future date for
                                                 competitive reasons. It will
                                                 never be increased.

    #5 AIR AIR will be 5% but may be changed for future contracts to a higher or lower percentage.
                                                 Such changes will not affect
                                                 existing contracts.

    #9 Misstatement of Age or Sex                The interest rate for
                                                 overpayments or underpayments
                                                 due to misstatements of age or
                                                 sex may vary as interest rates
                                                 change.